Exhibit 21.1

List of Subsidiaries

Company Name	Country or State of Incorporation
ACT Communications Inc.
ACT-GFX Canada, Inc.
ADS Bay Area, Inc. f/k/a Lynch, Marks & Associates, Inc.
ADS Monterey, Inc. f/k/a Hornbuckle Engineering, Inc.
ADSI Telecomm Services, Inc.
ADSI Telecomm Services of Maryland, Inc.
Advanced Power Solutions, Inc.
Advanced Telecomm of Maryland, Inc.
Advanced Telecomm of Pittsburgh
Advanced Telecommunications, Inc.
The Americom Group, Inc.
Applied Digital Atlantic Systems, Inc. f/k/a Atlantic Systems, Inc.
Applied Digital Oracle Practice, Inc. f/k/a Port Consulting, Inc.
Applied Digital Retail, Inc. f/k/a Transatlantic Software Corporation Inc.
Applied Digital Retail Limited f/k/a Transatlantic Software Corporation Limited
Arjang, Inc. f/k/a Applied Digital Retail, Inc. f/k/a STR, Inc.
Applied Digital Solutions Financial Corp.
Applied Digital Solutions International Limited
BALVA Financial Corporation
Blue Star Electronics, Inc.
Bostek, Inc.
Caledonian Venture Holdings Limited
Computer Equity Corporation
Consolidated Technologies Holdings Inc.
Cybertech Station, Inc.
Digital Angel Corporation f/k/a Digital Angel.net Inc.
Digital Angel Holdings, LLC
Digital Highways, Inc.
Elite Computer Services, Inc.
Federal Convention Contractors, Inc.
Federal Services, Inc.
GDB Software Services, Inc.
Government Telecommunications, Inc.
Ground Effects Ltd.
Independent Acquisition, Inc.
Information Technology Services, Inc.
InfoTech USA, Inc. f/k/a Information Products Center, Inc.
Intellesale, Inc. f/k/a Intellesale.com, Inc.
Micro Components International Incorporated
Neirbod Corp. f/k/a ACT Wireless Corp.
Norcom Resources Incorporated
Payless Communications Inc.
PDS Acquisition Corp.
Perimeter Acquisition Corp.
Pizarro Re-Marketing, Inc.
Service Transport Company
Signal Processors Limited
Signature Industries Limited	Delaware
Ontario, Canada
California
California
Pennsylvania
Maryland
Delaware
Pennsylvania
Pennsylvania
Illinois
Louisiana
New Jersey
Florida
Delaware United Kingdom
Ohio
New Hampshire
United Kingdom
Maryland
New Jersey
Massachusetts
United Kingdom
Delaware
British Columbia, Canada
Pennsylvania
Delaware
Minnesota
Virginia
New Jersey
Delaware
Delaware
New York
Virginia
Ontario, Canada
California
New York
New Jersey
Delaware
Massachusetts
Delaware
Minnesota
British Columbia, Canada
Delaware
Delaware
Texas
New Jersey
United Kingdom
United Kingdom
Company Name	Country or State of Incorporation
SysComm International Corporation Teledata Concepts, Inc. Timely Technology Corp. U.S. Electrical Products Corp. WebNet Services, Inc.	Delaware Florida California New Jersey New York